NEWS RELEASE
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                          Release No:  2000-06         Date:  September 27, 2000


Kansas City Southern                 Media Contact: William Galligan
Industries, Inc.                     816-983-1551
114 West 11th Street
Kansas City, MO 64105

NYSE Symbol: KSU

                        KANSAS CITY SOUTHERN RAILWAY
                     SELLS $200 MILLION DEBT SECURITIES

Kansas City Southern Industries, Inc. ("KCSI" or "Company", NYSE Symbol "KSU") today announced the completion of a previously announced $200 million debt securities offering, through its wholly owned subsidiary, The Kansas City Southern Railway Company ("KCSR"). The offering, completed pursuant to Rule 144A under the Securities Act of 1933 in the United States and Regulation S outside the United States, consisted of 8-year Senior
Unsecured Notes due 2008. The Notes bear an interest rate of 9.5%. Net proceeds from the offering of $196.5 million were used to refinance existing bank term debt, which was scheduled to mature in January, 2001.

The Notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.